Seligman Global Fund Series, Inc.
                              Exhibit: Sub-item 77I
                       Terms of new or amended securities


           Information regarding the changes in respect of the Registrant's Class C shares and Class D shares, effective as of the close of business on May 16, 2008, is incorporated by reference to the supplement to Registrant's Prospectus filed on Form 497 on April 1, 2008 (SEC Accession No. 0001169232-08-001545).